Exhibit 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT
          FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of July 27, 2011, among ALERE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this First Amendment).
W I T N E S S E T H :
          WHEREAS, the Borrower, the Lenders and the L/C Issuers from time to time party thereto, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, DnB Nor Bank ASA and Suntrust Bank, as Co-Documentation Agents, Jefferies Finance LLC, as Syndication Agent, and the Administrative Agent are parties to a Credit Agreement, dated as of June 30, 2011 (the “Credit Agreement”); and
          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;
          NOW, THEREFORE, it is agreed:
I. Amendments and Modifications to Credit Agreement.
          1. The definition of “Proposed Acquisition” appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting the following text immediately after the words “Proposed Acquisition Target” appearing before clause (a)(x)(i) thereof:
“(provided that the proposed Axis-Shield Acquisition need not be on a consensual basis that is approved by the board of directors (or other applicable governing body) of the Proposed Acquisition Target)”.
          2. Section 1.1 of the Credit Agreement is hereby further amended by inserting in appropriate alphabetical order the following new definitions:
     “Axis-Shield Acquisition” means the proposed acquisition by the Borrower or a Subsidiary thereof of any or all of the Stock of Axis-Shield plc, a company incorporated under the laws of the United Kingdom.
     “Designated Permitted Investments” means one or more Investments pursuant to Section 8.3(k) in which the Borrower or a Subsidiary thereof purchases or otherwise acquires any Stock of a Person, together with any other Security of such Person.

          3. Section 4.9 of the Credit Agreement is hereby amended by deleting the text “, except as permitted by Section 8.5,” appearing therein.
          4. Section 4.19 of the Credit Agreement is hereby restated in its entirety as follows:
     “Section 4.19 Use of Proceeds. (a) All proceeds of the Initial Term Loans will be used by the Borrower to (i) finance the Refinancing, (ii) finance any Permitted Stock Repurchases that are consummated on or after the Closing Date in an aggregate amount not to exceed $300,000,000 (and to pay related fees, costs and expenses), (iii) to the extent not used for the purposes described in another clause of this Section 4.19(a), finance one or more Permitted Acquisitions after the Closing Date (and to pay related fees, costs and expenses), (iv) pay the fees, costs and expenses incurred with the Transactions and (v) provide for working capital, Capital Expenditures and other general corporate purposes (including Investments) of the Borrower and its Subsidiaries.
     (b) The proceeds of all Delayed-Draw Term Loans will be used by the Borrower to finance Permitted Acquisitions (and to pay related fees, costs and expenses) and for the working capital, Capital Expenditures and other general corporate purposes (including Investments) of the Borrower and its Subsidiaries; provided, however, in no event shall more than $200,000,000 of proceeds in the aggregate from Delayed-Draw Term Loans be used to finance Permitted Stock Repurchases (and to pay related fees, costs and expenses).
     (c) The proceeds of all Incremental Term Loans will be used by the Borrower to finance Permitted Acquisitions (and to pay related fees, costs and expenses) and for the working capital, Capital Expenditures and other general corporate purposes (including Investments) of the Borrower and its Subsidiaries.
     (d) All proceeds of the Revolving Loans and the Swing Loans will be used to finance Permitted Acquisitions (and to pay related fees, costs and expenses) and for the working capital, Capital Expenditures and other general corporate purposes (including Investments) of the Borrower and its Subsidiaries; provided that (x) no proceeds from Revolving Loans or Swing Loans may be used for the purposes described in Section 4.19(a) (other than clause (iii), (iv) or (v) thereof) and (y) proceeds of the Revolving Loans drawn on the Closing Date may only be used to repay any then-outstanding loans and other amounts outstanding under the revolving credit facility under the Existing First Lien Credit Agreement.”
          5. Section 7.11(a) of the Credit Agreement is hereby amended by restating clause (ii) (y) thereof in its entirety as follows:
“(y) cash and Cash Equivalents that are required under applicable foreign law (including to comply with (or is advisable to facilitate compliance with) any applicable foreign takeover statutes) to be deposited by a Group Member in a non-controlled foreign bank account in connection with the consummation of a Permitted Acquisition or Designated Permitted Investment of any Person that is not a Domestic Person in advance of completing such Permitted Acquisition or Designated

Permitted Investment, provided that if after such cash or Cash Equivalents have been deposited, such Permitted Acquisition or Designated Permitted Investment is terminated or not otherwise consummated for any reason, the applicable Group Member shall promptly re-transfer such cash to a Controlled Deposit Account or Controlled Securities Account otherwise in compliance with this Section 7.11”.
          6. Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (j) thereof, (ii) deleting the period appearing at the end of clause (k) thereof, and (iii) inserting the following new clause (l) at the end thereof:
     “(l) to the extent constituting a Lien, any Lien on cash and Cash Equivalents on deposit in one or more foreign bank accounts referred to in Section 7.11(a)(ii)(y) in favor of the seller or sellers in or under the relevant Permitted Acquisition or Designated Permitted Investment.”
          7. Section 8.3(k) of the Credit Agreement is hereby restated in its entirety as follows:
     “(k) any Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $350,000,000 at any time plus an additional amount, not to exceed $100,000,000 in the aggregate, to the extent that such additional amount is used solely to finance the Axis-Shield Acquisition pursuant to this clause (k); and”.
          8. Section 8.3 of the Credit Agreement is hereby further amended by inserting the following new sentences at the end thereof:
“In the event that that the Borrower or a Subsidiary thereof consummates an Investment (or series of related Investments) pursuant to clause (k) above at a time when such Investment (or series of related Investments) could not be classified as a Permitted Acquisition, the Borrower shall have the right, upon written notice to the Administrative Agent (which notice may be delivered concurrently with any notices or certificates delivered pursuant to the definition of Permitted Acquisition), to later reclassify such Investment (or series of related Investments) as a Permitted Acquisition so long as such Investment (or series of related Investments) satisfies all of the applicable requirements of a Permitted Acquisition at such time and the Borrower takes all actions in accordance with the terms of this Agreement that are applicable to Permitted Acquisitions. Upon any reclassification of an Investment (and series of related Investments) as a Permitted Acquisition in accordance with the terms of the immediately preceding sentence, such Investment (and series of related Investments) will be deemed to have been made under clause (d) above and shall no longer be deemed to be outstanding under clause (k) above.”

II. Miscellaneous Provisions.
          1. In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date (as defined below), both immediately before and after giving effect to this First Amendment, and (ii) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by concepts of materiality shall be true and correct in all respects and (y) any representation or warranty that relates to a specific date shall be true and correct in all material respects (or all respects, as the case may be) as of such specific date).
          2. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.
          3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          5. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission or electronic mail) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Joseph Capasso (joseph.capasso@ny.whitecase.com; facsimile number 212-354-8113).
          6. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.
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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

ALERE INC.
By:	/s/ David Teitel
	Name:	David Teitel
	Title:	CFO, Vice President & Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and as Administrative Agent
By:	/s/ Ryan Guenin
	Name:	Ryan Guenin
	Title:	Duly Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE LENDERS PARTY THERETO AND GENERAL ELECTRIC CAPITAL CORPORATION, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

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